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                                                                   EXHIBIT 23.17

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Post-effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 and related Prospectus of Charter Communications, Inc. dated January 26, 2001, and to the incorporation by reference of our report dated January 28, 2000, with respect to the combined financial statements of Fanch Cable Systems Sold to Charter Communications, Inc. (comprised of Components of TWFanch-one Co., Components of TWFanch-two Co., Mark Twain Cablevision, North Texas Cablevision LTD., Post Cablevision of Texas L.P., Spring Green Communications L.P., Fanch Narragansett CSI L.P., Cable Systems Inc., ARH, and Tioga) included in the Annual Report on Form 10-K of Charter Communications, Inc. for the year ended December 31, 1999, and Amendment No. 1 to the Registration Statement on Form S-1 dated September 22, 2000, filed with the Securities and Exchange Commission.



     We also consent to the reference to our firm under the caption "Experts" in the Post-effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 and related Prospectus of Charter Communications, Inc. dated January 26, 2001, and to the incorporation by reference of our report dated February 11, 2000, with respect to the consolidated financial statements of Charter Communications VI Operating Company, LLC included in the Annual Report on Form 10-K of Charter Communications, Inc. for the year ended December 31, 1999, and Amendment No. 1 to the Registration Statement on Form S-1 dated September 22, 2000, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP

Denver, Colorado

January 26, 2001